                            CERTIFICATE OF FORMATION

                                       OF

                          ALLIED SECURITY HOLDINGS LLC

         1. The name of the limited liability company is Allied Security
Holdings LLC.

         2. The address of its registered office in the State of Delaware is
2711 Centerville Road, Suite 400, in the City of Wilmington, County of New
Castle. The name of its registered agent at such address is The Prentice-Hall
Corporation System, Inc.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Formation of Allied Security Holdings LLC on this 16th day of July, 2004.

                                     ALLIED SECURITY HOLDINGS LLC

                                     By: SPECTAGUARD ACQUISITION LLC,
                                     its sole member

                                     By: /s/ Christopher E. Dunne
                                        --------------------------------------
                                         Name: Christopher E. Dunne
                                         Title: Senior Vice President, General
                                                Counsel and Secretary